Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders of
Visionics Corporation:

         We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                            /s/ KPMG LLP


Minneapolis, Minnesota
May 30, 2002